Stockholder Meeting Results

                               Money Market Series

A Special Meeting of Stockholders (the "Meeting") of the Scudder Money Market Series of Scudder Managed Shares (the "Fund") was held on October 23, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. The following matters were voted upon by the stockholders (the resulting votes for each matter are presented below).


1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

          For           Against          Abstain       Broker Non-Votes*
          ---           -------          -------       -----------------

      175,547,170       411,924          229,520               0


2.    To elect Directors.


                                                 Number of Votes:
                                                 ----------------

              Director                    For                      Withheld
              --------                    ---                      --------

 Dr. Rosita P. Chang                  175,875,670                  312,944

 Edgar R. Fiedler                     175,875,607                  313,007

 Peter B. Freeman                     175,875,607                  313,007

 Dr. J. D. Hammond                    175,875,670                  312,944

 Richard M. Hunt                      175,875,670                  312,944


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

          For           Against           Abstain       Broker Non-Votes*
          ---           -------           -------       -----------------

      172,875,135      1,901,974         1,411,505              0

4. To approve the revision of certain fundamental investment policies.

                                                                            Number of Votes:
                                                                            ----------------

              Fundamental Policies                     For            Against           Abstain       Broker Non-Votes*
              --------------------                     ---            -------           -------       -----------------

       4.1  Diversification                        173,304,153       1,390,710         1,493,751              0

       4.2  Borrowing                              172,888,831       1,806,032         1,493,751              0

       4.3  Senior securities                      173,304,153       1,390,710         1,493,751              0

       4.4  Concentration                          173,287,079       1,407,784         1,493,751              0

       4.5  Underwriting of securities             173,304,153       1,390,710         1,493,751              0

       4.6  Investment in real estate              173,304,153       1,390,710         1,493,751              0

       4.7  Purchase of physical commodities       173,304,153       1,390,710         1,493,751              0

       4.8  Loans                                  173,304,153       1,390,710         1,493,751              0

       4.9  Equity or convertible securities       173,304,153       1,390,710         1,493,751              0

       4.10 Exercising control or management       173,304,153       1,390,710         1,493,751              0

       4.11 Restricted securities                  173,304,153       1,390,710         1,493,751              0

       4.12 10% of total assets in illiquid        173,304,153       1,390,710         1,493,751              0
            securities

       4.13 Purchase on margin or short sales      173,304,153       1,390,710         1,493,751              0

       4.14 Puts, calls, warrants, or options      173,304,153       1,390,710         1,493,751              0

       4.15 Pledging or mortgaging assets          173,304,153       1,390,710         1,493,751              0


5. To ratify the selection of Price Waterhouse LLP as the Fund's independent accountants.

                                 Number of Votes:
                                 ----------------

            For                       Against                    Abstain
            ---                       -------                    -------

        175,617,462                   167,527                    403,625



* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                           Stockholder Meeting Results

                          Tax Free Money Market Series

A Special Meeting of Stockholders (the "Meeting") of the Scudder Tax Free Money Market Series of Scudder Managed Shares (the "Fund") was held on October 23, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. The following matters were voted upon by the stockholders (the resulting votes for each matter are presented below).

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For          Against           Abstain       Broker Non-Votes*
          ---          -------           -------       -----------------

       57,703,670      147,430            5,963                0

2.    To elect Directors.
                                                Number of Votes:
                                                ----------------

              Director                   For                      Withheld
              --------                   ---                      --------

 Dr. Rosita P. Chang                  57,827,018                   30,045

 Edgar R. Fiedler                     57,827,018                   30,045

 Peter B. Freeman                     57,827,018                   30,045

 Dr. J. D. Hammond                    57,827,018                   30,045

 Richard M. Hunt                      57,827,018                   30,045

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against            Abstain      Broker Non-Votes*
         ---           -------            -------      -----------------

      57,376,741       152,725            134,041           193,556

4. To approve the revision of certain fundamental investment policies.


                                                                            Number of Votes:
                                                                            ----------------

              Fundamental Policies                     For            Against           Abstain       Broker Non-Votes*
              --------------------                     ---            -------           -------       -----------------

       4.1  Diversification                        57,185,307         238,898           239,302            193,556

       4.2  Borrowing                              57,185,307         238,898           239,302            193,556

       4.3  Senior securities                      57,185,307         238,898           239,302            193,556

       4.4  Concentration                          57,185,307         238,898           239,302            193,556

       4.5  Underwriting of securities             57,185,307         238,898           239,302            193,556

       4.6  Investment in real estate              57,185,307         238,898           239,302            193,556

       4.7  Purchase of physical commodities       57,185,307         238,898           239,302            193,556

       4.8  Loans                                  57,185,307         238,898           239,302            193,556

       4.9  Equity or convertible securities       57,185,307         238,898           239,302            193,556

       4.10 Exercising control or management       57,185,307         238,898           239,302            193,556

       4.11 Restricted securities                  57,185,307         238,898           239,302            193,556

       4.12 10% of total assets in illiquid        57,185,307         238,898           239,302            193,556
            securities

       4.13 Purchase on margin or short sales      57,185,307         238,898           239,302            193,556

       4.14 Puts, calls, warrants, or options      57,185,307         238,898           239,302            193,556

       4.15 Pledging or mortgaging assets          57,185,307         238,898           239,302            193,556

5. To ratify the selection of Price Waterhouse LLP as the Fund's independent accountants.


                                 Number of Votes:
                                 ----------------

            For                       Against                    Abstain
            ---                       -------                    -------

         57,840,510                      0                        16,553

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                          Stockholder Meeting Results

                         Government Money Market Series

A Special Meeting of Stockholders (the "Meeting") of the Scudder Government Money Market Series of Scudder Managed Shares ("the Fund") was held on October 23, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. The following matters were voted upon by the stockholders (the resulting votes for each matter are presented below).

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against            Abstain      Broker Non-Votes*
         ---           -------            -------      -----------------

      12,773,672        52,242             36,096              0

2.    To elect Directors.

                                                   Number of Votes:
                                                   ----------------

              Director                      For                      Withheld
              --------                      ---                      --------

 Dr. Rosita P. Chang                     12,836,307                   25,703

 Edgar R. Fiedler                        12,836,307                   25,703

 Peter B. Freeman                        12,836,307                   25,703

 Dr. J. D. Hammond                       12,836,307                   25,703

 Richard M. Hunt                         12,836,307                   25,703

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against           Abstain       Broker Non-Votes*
         ---           -------           -------       -----------------

      12,555,083       239,740            67,187               0

4. To approve the revision of certain fundamental investment policies.


                                                                            Number of Votes:
                                                                            ----------------

              Fundamental Policies                     For            Against           Abstain       Broker Non-Votes*
              --------------------                     ---            -------           -------       -----------------

       4.1  Diversification                        12,568,925         240,623           52,462                0

       4.2  Borrowing                              12,568,925         240,623           52,462                0

       4.3  Senior securities                      12,568,925         230,695           62,390                0

       4.4  Concentration                          12,568,925         230,695           62,390                0

       4.5  Underwriting of securities             12,568,925         230,695           62,390                0

       4.6  Investment in real estate              12,568,925         230,695           62,390                0

       4.7  Purchases of physical commodities      12,568,925         230,695           62,390                0

       4.8  Loans                                  12,568,925         230,695           62,390                0

       4.9  Equity or convertible securities       12,568,925         230,695           62,390                0

       4.10 Exercising control or management       12,568,925         230,695           62,390                0

       4.11 Restricted securities                  12,568,925         230,695           62,390                0

       4.12 10% of total assets in illiquid        12,568,925         230,695           62,390                0
            securities

       4.13 Purchase on margin or short sales      12,568,925         230,695           62,390                0

       4.14 Puts, calls, warrants, or options      12,568,925         230,695           62,390                0

       4.15 Pledging or mortgaging assets          12,568,925         230,695           62,390                0

5. To ratify the selection of Price Waterhouse LLP as the Fund's independent accountants.


                                 Number of Votes:
                                 ----------------

            For                       Against                    Abstain
            ---                       -------                    -------

         12,725,878                     516                      135,616

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.